SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 13, 2006

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

ITEM 8.01 OTHER EVENTS.

Kirk Krappé, who held the position of Executive Vice President for Worldwide Markets, has left I-many, Inc., effective July 7, 2006. Todd Shytle, I-many’s Vice President of Sales, who previously reported to Mr. Krappé, will now report to I-many’s Chief Executive Officer. The company intends to create a new senior executive position with responsibility for all marketing efforts and has begun a search for candidates to fill this position.

Leonard Rainow, who held the position of Chief Technology Officer, has left I-many, effective July 7, 2006. Mr. Rainow’s day-to-day responsibilities were transitioned to other employees over several months prior to his departure. The company is currently conducting a search for a senior executive with responsibility for the company’s product manufacturing efforts, including product management, product development, quality assurance and product release responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President, General Counsel and Secretary

Dated: July 13, 2006